UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

HUDSON HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9587	20-3766053
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

111 Town Square Place, Suite 1500A Jersey City, New Jersey	07310
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (201) 216-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. and Item 3.02. Entry into Material Definitive Agreement and Unregistered Sales of Equity Securities.

On June 20, 2008, Hudson Holding Corporation (the “Company”) consummated a private placement of its securities (the “Private Placement”) in accordance with a Securities Purchase Agreement (the “Agreement”) entered into between the Company and a certain accredited investor (the “Investor”), dated June 20, 2008. The Company sold for a purchase price of $4,000,000, an aggregate of 8,000,000 shares of common stock in the Company (the “Shares”) and a warrant (the “Warrant”) to purchase an aggregate of 4,000,000 Shares.

The Warrant entitles the holder to purchase shares of the Company’s common stock (the “Warrant Shares”) for a period of five years from the date of issuance at an exercise price of $0.75 per share. The holder of the Warrant is entitled to certain registration and anti-dilution rights.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to an accredited investor as defined by Rule 501(a) under the Act.

The above is a brief summary of the transaction and does not purport to be complete. Reference is made to the Securities Purchase Agreement, Registration Rights Agreement and the form of Warrant. For a full description of the terms of this private placement, copies of each of which are attached hereto as exhibits and incorporated herein by reference.

A copy of the Company’s press release, dated June 24, 2008, is also attached as an exhibit hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

4.1.	Warrant to purchase shares of common stock in the Company, issued to Investor, dated as of June 20, 2008.

10.1.	Securities Purchase Agreement, entered into by and between the Company and Investor, dated as of June 20, 2008.

10.2.	Form of Registration Rights Agreement, entered into by and between the Company and Investor, dated as of June 20, 2008.

99.1	Press Release, dated June 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HOLDING CORPORATION

Dated: June 23, 2008	By:	/s/ Keith Knox
Name: Keith Knox
Title: President